UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2009

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Floor 6

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers

On December 8, 2009, the Compensation Committee of the company’s Board of Directors adopted the company’s Annual Management Equity Incentive Compensation Program to set forth the guidelines by which the Compensation Committee will establish annual equity grant awards for the company’s key employees (the “Annual Equity Incentive Program”). The actual amount of any equity award will be subject to the discretion of the compensation committee. The Annual Equity Incentive Program was adopted by the Compensation Committee with the following objectives:

•

Establishment of a structured annual equity incentive compensation plan designed to align the interests of key employees identified by the Company with the interests of our stockholders by encouraging them to focus on the Company’s longer-term goals with the objective of maximizing long-term stockholder value; and

•	Provide competitive levels of total direct compensation to attract and retain talented and qualified key employees critical to our growth and long-term success.

A copy of the Annual Equity Incentive Program is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Annual Management Equity Incentive Compensation Program, adopted by the Compensation Committee on December 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2009

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ PAUL E. CARTEE
Paul E. Cartee
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Annual Management Equity Incentive Compensation Program, adopted by the Compensation Committee on December 8, 2009.